10-K

Software Integrated Solutions
Division of Schlumberger Technology Corporation

4600 J Barry Court
Suite 200
Canonsburg, PA 15317 USA
Tel: 724-416-9700
Fax: 724-416-9705
Exhibit 23.2

CONSENT OF SOFTWARE INTEGRATED SOLUTIONS
DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent oil and gas consultants, Software Integrated Solutions, Division of Schlumberger Technology Corporation hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-109162, 333-126191, 333-135949, 333- 143990, 333-151762, 333-160350, 333-171468, 333-178067, 333-187018, 333- 189651, 333-192175 and 333-196977) of Chesapeake Energy Corporation of all references to our firm and information from our reserves report dated 17 February 2017, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended 31 December 2016 to be filed with the Securities and Exchange Commission on or about 3 March 2017, and our summary report attached as Exhibit 99 to such Annual Report on Form 10-K.

Software Integrated Solutions
Division of Schlumberger Technology Corporation

By:
Charles M. Boyer II, PG, CPG
Advisor - Unconventional Reservoirs
Pittsburgh HUB Manager
Canonsburg, Pennsylvania
3 March 2017